Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 Jan. 24, 2025 FOR IMMEDIATE RELEASE

NextEra Energy reports fourth-quarter and full-year 2024 financial results
•NextEra Energy delivers strong full-year 2024 financial and operational results
•FPL grows regulatory capital employed by approximately 10% year-over-year and continues to keep customer bills as low as possible while delivering reliable electricity
•NextEra Energy Resources achieves another record year of new renewables and storage origination, adding more than 12 gigawatts to its backlog

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2024 fourth-quarter net income attributable to NextEra Energy on a GAAP basis of $1.203 billion, or $0.58 per share, compared to $1.210 billion, or $0.59 per share, for the fourth quarter of 2023. On an adjusted basis, NextEra Energy's 2024 fourth-quarter earnings were $1.095 billion, or $0.53 per share, compared to $1.067 billion, or $0.52 per share, in the fourth quarter of 2023.

For the full year 2024, NextEra Energy reported net income attributable to NextEra Energy on a GAAP basis of $6.946 billion, or $3.37 per share, compared to $7.310 billion, or $3.60 per share, in 2023. On an adjusted basis, NextEra Energy's full-year 2024 earnings were $7.063 billion, or $3.43 per share, compared to $6.441 billion, or $3.17 per share, in 2023, which represents year-over-year growth in adjusted earnings per share of approximately 8.2%.

"NextEra Energy had an excellent year of execution in 2024, growing full-year adjusted earnings per share by more than 8% over 2023 and once again achieving the top end of our adjusted earnings per share expectations range," said John Ketchum, chairman, president and chief executive officer. "Continuing our track record of providing long-term value for shareholders, we have delivered compound annual growth in adjusted earnings per share of more than 10% since 2021 and of approximately 10% over the past 10 years, both of which are the highest among all top-10 power companies. NextEra Energy generates more electricity and invests more in energy infrastructure than any other company in the U.S. and in 2024 placed into service roughly 8.7 gigawatts of new renewables and storage projects, expanding our leadership in power generation. With experience in every part of the energy value chain and a track record of delivering for our customers and shareholders, we believe NextEra Energy is well positioned to capitalize on the opportunity set that lies ahead and the increased power demand that is happening now in the U.S. Given the strength of both of our businesses, we will be disappointed if we are not able to deliver financial results at or near the top of our adjusted earnings per share expectations ranges in each year through 2027, while maintaining our strong balance sheet and credit ratings."

FPL
FPL reported fourth-quarter 2024 net income on a GAAP basis of $845 million, or $0.41 per share, compared to $1,146 million, or $0.56 per share, for the prior-year comparable quarter. On an adjusted basis, FPL's 2024 fourth-quarter earnings were $845 million, or $0.41 per share, compared to $846 million, or $0.41 per share, in the prior-year comparable quarter. For the full year 2024, FPL reported net income on a GAAP basis of $4.543 billion, or $2.21 per share, compared to $4.552 billion, or $2.24 per share, in 2023. On an adjusted basis, FPL's full-year 2024 earnings were $4.543 billion, or $2.21 per share, compared to $4.251 billion, or $2.09 per share, in 2023.

FPL's full-year growth primarily was driven by continued smart capital investments and innovation. FPL's capital expenditures were approximately $1.8 billion for the fourth quarter of 2024, bringing its full-year capital investments to a total of approximately $8.2 billion. Regulatory capital employed increased by approximately 10% for 2024. In

2024, FPL's capital investments supported the successful commissioning of roughly 2.2 gigawatts (GW) of new, cost-effective solar and the continued hardening of its grid and its efforts to underground its distribution system.

FPL continues to focus on running the business efficiently and delivering on its strong customer value proposition, which is anchored in providing a typical residential customer bill that is nearly 40% below the national average and maintaining top-decile reliability. FPL's smart capital investments in low-cost solar generation and battery storage are continuing to reduce its overall fuel cost and, when combined with generation modernizations, have saved customers nearly $16 billion since 2001. FPL's best-in-class non-fuel O&M cost per customer is 50% better than the second best in its peer group of large utilities, saving customers over $24 each month on a typical 1,000-kilowatt-hour residential customer bill, compared to an average-performing utility.

In December 2024, FPL filed a test year letter with the Florida Public Service Commission to initiate a customary, nearly year-long rate proceeding for new base rates beginning in January 2026. The four-year plan FPL intends to propose would enable the company to continue to diversify its electricity generation mix, protecting customers from fuel price volatility, and continue to deliver some of the country's most reliable electricity to its customers, all while keeping bills as low as possible. While the details are still being finalized, FPL estimates its proposal, along with projections for fuel and other costs, would increase a typical residential customer bill by an average annual rate of approximately 2.5% from January 2025 through 2029. Importantly, even with the proposed rate adjustment, FPL expects that its typical residential customer bills would remain well below the national average and below many other Florida electric utilities, just as they have for more than a decade.

NextEra Energy Resources
NextEra Energy Resources reported fourth-quarter 2024 net loss attributable to NextEra Energy on a GAAP basis of $442 million, or $0.21 per share, compared to net income attributable to NextEra Energy of $885 million, or $0.43 per share, in the prior-year comparable quarter. On an adjusted basis, NextEra Energy Resources' earnings for the fourth quarter of 2024 were $446 million, or $0.22 per share, compared to $361 million, or $0.18 per share, for the fourth quarter of 2023.

For the full year 2024, NextEra Energy Resources reported net income attributable to NextEra Energy on a GAAP basis of $2.299 billion, or $1.12 per share, compared to $3.558 billion, or $1.75 per share, in the prior-year comparable quarter. On an adjusted basis, NextEra Energy Resources' earnings for the full year 2024 were $3.118 billion, or $1.51 per share, compared to $2.757 billion, or $1.36 per share, for the full year 2023.

For the third year in a row, NextEra Energy Resources delivered its best year ever for origination, adding more than 12 GW of new renewables and battery storage projects to its backlog, including approximately 3.3 GW since the third-quarter 2024 financial results call last October. NextEra Energy Resources' 2024 origination performance reflects continued strong demand from power and commercial and industrial customers looking for the least-cost alternative to serve load and meet their increasing demand. With more than 6 GW of new projects placed into service over the last four quarters, NextEra Energy Resources' backlog now totals more than 25 GW.

In addition, NextEra Energy Resources is continuing to make progress in evaluating the recommissioning of its Duane Arnold Energy Center in Iowa. Recently, the company filed notice with the Nuclear Regulatory Commission to request a licensing change—an important first step in establishing the regulatory pathway to restore the facility’s operating license and potentially restart plant operations as early as the end of 2028.

Corporate and Other
In the fourth quarter of 2024 on a GAAP basis, Corporate and Other results increased $0.78 per share, compared to the prior-year comparable quarter. On an adjusted basis, Corporate and Other results for the fourth quarter of 2024 decreased $0.03 per share, compared to the prior-year comparable quarter. For the full year 2024, Corporate and Other results increased $0.43 per share on a GAAP basis, compared to 2023. On an adjusted basis, Corporate and Other results for the full year 2024 decreased $0.01 per share, compared to 2023.

Outlook
NextEra Energy's long-term financial expectations remain unchanged. For 2025, NextEra Energy continues to expect adjusted earnings per share to be in the range of $3.45 to $3.70. For 2026 and 2027, NextEra Energy expects adjusted earnings per share to be in the ranges of $3.63 to $4.00 and $3.85 to $4.32, respectively. NextEra Energy also continues to expect to grow its dividends per share at a roughly 10% rate per year through at least 2026, off a 2024 base.

Conference call information
As previously announced, NextEra Energy's fourth-quarter and full-year 2024 financial results conference call is scheduled for 9 a.m. ET today. The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns Florida Power & Light Company, which is America's largest electric utility that sells more power than any other utility, providing clean, affordable, reliable electricity to more than 6 million customer accounts, or approximately 12 million people across Florida. NextEra Energy also owns a competitive clean energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from seven commercial nuclear power units in Florida, New Hampshire and Wisconsin. A Fortune 200 company, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

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Adjusted earnings for the periods in this news release exclude the effects of non-qualifying hedges; XPLR Infrastructure, LP net investment gains; differential membership interests-related; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI); the gain on disposal of a business and impairment charges.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release. Adjusted earnings does not represent a substitute for net income, as prepared in accordance with GAAP.

NextEra Energy does not provide a quantitative reconciliation of forward-looking adjusted earnings per share to earnings per share, the most directly comparable GAAP financial measure, because certain information needed to reconcile these measures is not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying these measures. These items include, but are not limited to, the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources, LLC's nuclear decommissioning funds and other than temporary impairments. These items could significantly impact GAAP earnings per share. Adjusted earnings expectations assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S. and Florida; supportive commodity markets; current forward curves; public policy support for wind, solar, and storage development and construction; market demand and transmission expansion to support wind, solar and storage development; market demand for pipeline capacity; access to capital at reasonable cost and terms; divestitures to XPLR Infrastructure, LP; no adverse litigation decisions; and no changes to governmental policies or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

This news release should be read in conjunction with the attached unaudited financial information.

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance and statements concerning future dividends. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory, operational and economic factors on regulatory decisions important to NextEra Energy and FPL; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy and FPL and its affiliated entities or the imposition of additional tax laws, tariffs, duties, policies or assessments on renewable energy or equipment necessary to generate it or deliver it; impact of new or revised laws, regulations, interpretations or constitutional ballot and regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; impacts on NextEra Energy or FPL of allegations of violations of law; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, planning, financing, construction, permitting, governmental approvals and the negotiation of project development agreements, as well as supply chain disruptions; risks involved in the operation and maintenance of electric generation, storage, transmission and distribution facilities, gas infrastructure facilities, and other facilities; effect on NextEra Energy and FPL of a lack of growth, slower growth or a decline in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of geopolitical factors, terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources, LLC’s (NextEra Energy Resources) gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity in energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in over-the-counter markets; impact of negative publicity; inability of FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses or planned license extensions; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; XPLR Infrastructure, LP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in XPLR Infrastructure Operating Partners, LP; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of public health crises, epidemics and pandemics, and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2023 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$3,855	$1,448	$82	$5,385
Operating Expenses
Fuel, purchased power and interchange	865	227	—	1,092
Other operations and maintenance	438	721	157	1,316
Depreciation and amortization	856	642	15	1,513
Taxes other than income taxes and other – net	449	108	—	557
Total operating expenses – net	2,608	1,698	172	4,478
Gains (losses) on disposal of businesses/assets – net	1	35	(2)	34
Operating Income (Loss)	1,248	(215)	(92)	941
Other Income (Deductions)
Interest expense	(304)	(47)	1,076	725
Equity in earnings (losses) of equity method investees	—	(845)	—	(845)
Allowance for equity funds used during construction	50	1	—	51
Gains (losses) on disposal of investments and other property – net	—	31	—	31
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	(41)	—	(41)
Other net periodic benefit income	—	—	65	65
Other – net	8	86	23	117
Total other income (deductions) – net	(246)	(815)	1,164	103
Income (Loss) before Income Taxes	1,002	(1,030)	1,072	1,044
Income Tax Expense (Benefit)	157	(258)	272	171
Net Income (Loss)	845	(772)	800	873
Net Loss Attributable to Noncontrolling Interests	—	330	—	330
Net Income (Loss) Attributable to NextEra Energy, Inc.	$845	$(442)	$800	$1,203
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$845	$(442)	$800	$1,203
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	109	(1,336)	(1,227)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	39	—	39
XPLR Infrastructure, LP investment gains – net	—	1,033	—	1,033
Less related income tax expense (benefit)(c)	—	(293)	340	47
Adjusted Earnings (Loss)	$845	$446	$(196)	$1,095
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.41	$(0.21)	$0.38	$0.58
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	0.05	(0.65)	(0.60)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	0.02	—	0.02
XPLR Infrastructure, LP investment gains – net	—	0.50	—	0.50
Less related income tax expense (benefit)(c)	—	(0.14)	0.17	0.03
Adjusted Earnings (Loss) Per Share	$0.41	$0.22	$(0.10)	$0.53
Weighted-average shares outstanding (assuming dilution)				2,062

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$81	$0.04	$(996)	$(0.48)	$(915)	$(0.44)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$26	$0.01	$—	$—	$26	$0.01
	XPLR Infrastructure, LP investment gains – net	$781	$0.38	$—	$—	$781	$0.38
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2023	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$4,196	$2,656	$25	$6,877
Operating Expenses
Fuel, purchased power and interchange	996	207	(25)	1,178
Other operations and maintenance	403	773	115	1,291
Depreciation and amortization	1,046	540	21	1,607
Taxes other than income taxes and other – net	463	73	(1)	535
Total operating expenses – net	2,908	1,593	110	4,611
Gains (losses) on disposal of businesses/assets – net	407	(10)	(3)	394
Operating Income (Loss)	1,695	1,053	(88)	2,660
Other Income (Deductions)
Interest expense	(307)	(584)	(1,090)	(1,981)
Equity in earnings (losses) of equity method investees	—	73	—	73
Allowance for equity funds used during construction	55	1	—	56
Gains (losses) on disposal of investments and other property – net	—	(1)	—	(1)
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	169	—	169
Other net periodic benefit income	—	—	61	61
Other – net	1	28	17	46
Total other income (deductions) – net	(251)	(314)	(1,012)	(1,577)
Income (Loss) before Income Taxes	1,444	739	(1,100)	1,083
Income Tax Expense (Benefit)	298	150	(279)	169
Net Income (Loss)	1,146	589	(821)	914
Net Loss Attributable to Noncontrolling Interests	—	296	—	296
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,146	$885	$(821)	$1,210
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,146	$885	$(821)	$1,210
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(561)	909	348
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	(169)	—	(169)
Differential membership interests – related	—	14	—	14
XPLR Infrastructure, LP investment gains – net	—	44	—	44
Gain on disposal of a business	(406)	—	—	(406)
Less related income tax expense (benefit)(c)	106	148	(228)	26
Adjusted Earnings (Loss)	$846	$361	$(140)	$1,067
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.56	$0.43	$(0.40)	$0.59
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(0.27)	0.44	0.17
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	(0.08)	—	(0.08)
Differential membership interests – related	—	0.01	—	0.01
XPLR Infrastructure, LP investment gains – net	—	0.02	—	0.02
Gain on disposal of a business	(0.20)	—	—	(0.20)
Less related income tax expense (benefit)(c)	0.05	0.07	(0.11)	0.01
Adjusted Earnings (Loss) Per Share	$0.41	$0.18	$(0.07)	$0.52
Weighted-average shares outstanding (assuming dilution)				2,054

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	FPL		NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$—	$—	$(434)	$(0.21)	$681	$0.33	$247	$0.12
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$—	$—	$(121)	$(0.06)	$—	$—	$(121)	$(0.06)
	Differential membership interests – related	$—	$—	$11	$0.01	$—	$—	$11	$0.01
	XPLR Infrastructure, LP investment gains – net	$—	$—	$26	$0.01	$—	$—	$26	$0.01
	Gain on disposal of a business	$(300)	$(0.15)	$(6)	$—	$—	$—	$(306)	$(0.15)
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$17,019	$7,542	$192	$24,753
Operating Expenses
Fuel, purchased power and interchange	4,188	914	(73)	5,029
Other operations and maintenance	1,609	2,776	472	4,857
Depreciation and amortization	2,827	2,577	58	5,462
Taxes other than income taxes and other – net	1,904	371	3	2,278
Total operating expenses – net	10,528	6,638	460	17,626
Gains (losses) on disposal of businesses/assets – net	1	361	(10)	352
Operating Income (Loss)	6,492	1,265	(278)	7,479
Other Income (Deductions)
Interest expense	(1,178)	(1,114)	57	(2,235)
Equity in earnings (losses) of equity method investees	—	(267)	21	(246)
Allowance for equity funds used during construction	189	9	—	198
Gains (losses) on disposal of investments and other property – net	—	162	1	163
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	107	—	107
Other net periodic benefit income	—	—	235	235
Other – net	10	234	92	336
Total other income (deductions) – net	(979)	(869)	406	(1,442)
Income (Loss) before Income Taxes	5,513	396	128	6,037
Income Tax Expense (Benefit)	970	(655)	24	339
Net Income (Loss)	4,543	1,051	104	5,698
Net Loss Attributable to Noncontrolling Interests	—	1,248	—	1,248
Net Income (Loss) Attributable to NextEra Energy, Inc.	$4,543	$2,299	$104	$6,946
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$4,543	$2,299	$104	$6,946
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	7	(942)	(935)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(113)	—	(113)
Differential membership interests – related	—	6	—	6
XPLR Infrastructure, LP investment gains – net	—	1,129	—	1,129
Less related income tax expense (benefit)(c)	—	(210)	240	30
Adjusted Earnings (Loss)	$4,543	$3,118	$(598)	$7,063
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$2.21	$1.12	$0.04	$3.37
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	(0.45)	(0.45)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.05)	—	(0.05)
Differential membership interests – related	—	—	—	—
XPLR Infrastructure, LP investment gains – net	—	0.55	—	0.55
Less related income tax expense (benefit)(c)	—	(0.11)	0.12	0.01
Adjusted Earnings (Loss) Per Share	$2.21	$1.51	$(0.29)	$3.43
Weighted-average shares outstanding (assuming dilution)				2,059

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$36	$0.01	$(702)	$(0.33)	$(666)	$(0.32)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(74)	$(0.03)	$—	$—	$(74)	$(0.03)
	Differential membership interests – related	$5	$—	$—	$—	$5	$—
	XPLR Infrastructure, LP investment gains – net	$852	$0.41	$—	$—	$852	$0.41
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2023	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$18,365	$9,672	$77	$28,114
Operating Expenses
Fuel, purchased power and interchange	4,761	795	(99)	5,457
Other operations and maintenance	1,666	2,601	414	4,681
Depreciation and amortization	3,789	2,009	81	5,879
Taxes other than income taxes and other – net	1,959	301	5	2,265
Total operating expenses – net	12,175	5,706	401	18,282
Gains (losses) on disposal of businesses/assets – net	407	(3)	1	405
Operating Income (Loss)	6,597	3,963	(323)	10,237
Other Income (Deductions)
Interest expense	(1,114)	(1,129)	(1,081)	(3,324)
Equity in earnings (losses) of equity method investees	—	(649)	1	(648)
Allowance for equity funds used during construction	155	6	—	161
Gains (losses) on disposal of investments and other property – net	—	125	—	125
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	159	—	159
Other net periodic benefit income	—	—	245	245
Other – net	37	232	64	333
Total other income (deductions) – net	(922)	(1,256)	(771)	(2,949)
Income (Loss) before Income Taxes	5,675	2,707	(1,094)	7,288
Income Tax Expense (Benefit)	1,123	177	(294)	1,006
Net Income (Loss)	4,552	2,530	(800)	6,282
Net Loss Attributable to Noncontrolling Interests	—	1,028	—	1,028
Net Income (Loss) Attributable to NextEra Energy, Inc.	$4,552	$3,558	$(800)	$7,310
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$4,552	$3,558	$(800)	$7,310
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(2,259)	310	(1,949)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(165)	—	(165)
Differential membership interests – related	—	65	—	65
XPLR Infrastructure, LP investment gains – net	—	1,294	—	1,294
Gain on disposal of a business	(406)	—	—	(406)
Impairment charges related to investment in Mountain Valley Pipeline	—	58	—	58
Less related income tax expense (benefit)(c)	105	206	(77)	234
Adjusted Earnings (Loss)	$4,251	$2,757	$(567)	$6,441
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$2.24	$1.75	$(0.39)	$3.60
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(1.11)	0.15	(0.96)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.08)	—	(0.08)
Differential membership interests – related	—	0.03	—	0.03
XPLR Infrastructure, LP investment gains – net	—	0.64	—	0.64
Gain on disposal of a business	(0.20)	—	—	(0.20)
Impairment charges related to investment in Mountain Valley Pipeline	—	0.03	—	0.03
Less related income tax expense (benefit)(c)	0.05	0.10	(0.04)	0.11
Adjusted Earnings (Loss) Per Share	$2.09	$1.36	$(0.28)	$3.17
Weighted-average shares outstanding (assuming dilution)				2,031

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	FPL		NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$—	$—	$(1,729)	$(0.85)	$232	$0.11	$(1,497)	$(0.74)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$—	$—	$(116)	$(0.05)	$—	$—	$(116)	$(0.05)
	Differential membership interests – related	$—	$—	$49	$0.02	$—	$—	$49	$0.02
	XPLR Infrastructure, LP investment gains – net	$—	$—	$963	$0.47	$—	$—	$963	$0.47
	Gain on disposal of businesses/assets	$(300)	$(0.15)	$(6)	$—	$—	$—	$(306)	$(0.15)
	Impairment charges related to investment in Mountain Valley Pipeline	$—	$—	$38	$0.02	$—	$—	$38	$0.02
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)		Preliminary
December 31, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$32	$1,200	$255	$1,487
Customer receivables, net of allowances	1,400	1,934	2	3,336
Other receivables	380	538	262	1,180
Materials, supplies and fuel inventory	1,309	896	9	2,214
Regulatory assets	1,405	11	1	1,417
Derivatives	31	754	94	879
Contract assets	—	252	—	252
Other	226	818	142	1,186
Total current assets	4,783	6,403	765	11,951
Other assets:
Property, plant and equipment – net	76,166	62,526	160	138,852
Special use funds	6,875	2,925	—	9,800
Investment in equity method investees	—	6,118	—	6,118
Prepaid benefit costs	1,954	6	536	2,496
Regulatory assets	4,464	261	103	4,828
Derivatives	9	1,602	163	1,774
Goodwill	2,965	1,890	11	4,866
Other	925	7,667	867	9,459
Total other assets	93,358	82,995	1,840	178,193
TOTAL ASSETS	$98,141	$89,398	$2,605	$190,144
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$1,430	$—	$240	$1,670
Other short-term debt	—	217	—	217
Current portion of long-term debt	1,719	700	5,642	8,061
Accounts payable	996	5,988	(2)	6,982
Customer deposits	669	25	—	694
Accrued interest and taxes	443	252	321	1,016
Derivatives	3	966	104	1,073
Accrued construction-related expenditures	860	1,485	1	2,346
Regulatory liabilities	273	4	2	279
Other	1,102	1,393	522	3,017
Total current liabilities	7,495	11,030	6,830	25,355
Other liabilities and deferred credits:
Long-term debt	25,026	14,389	32,970	72,385
Asset retirement obligations	2,276	1,395	—	3,671
Deferred income taxes	9,438	4,206	(1,895)	11,749
Regulatory liabilities	10,465	170	—	10,635
Derivatives	4	1,813	191	2,008
Other	361	2,506	613	3,480
Total other liabilities and deferred credits	47,570	24,479	31,879	103,928
TOTAL LIABILITIES	55,065	35,509	38,709	129,283
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	401	—	401
EQUITY
Common stock	1,373	—	(1,352)	21
Additional paid-in capital	26,868	16,829	(26,437)	17,260
Retained earnings	14,835	26,414	(8,303)	32,946
Accumulated other comprehensive loss	—	(114)	(12)	(126)
Total common shareholders' equity	43,076	43,129	(36,104)	50,101
Noncontrolling interests	—	10,359	—	10,359
TOTAL EQUITY	43,076	53,488	(36,104)	60,460
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$98,141	$89,398	$2,605	$190,144

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets		Preliminary
(millions)
(unaudited)
December 31, 2023	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$57	$916	$1,717	$2,690
Customer receivables, net of allowances	1,706	1,905	(2)	3,609
Other receivables	319	584	41	944
Materials, supplies and fuel inventory	1,339	763	4	2,106
Regulatory assets	1,431	28	1	1,460
Derivatives	13	1,671	46	1,730
Contract Assets	—	1,487	—	1,487
Other	131	1,036	168	1,335
Total current assets	4,996	8,390	1,975	15,361
Other assets:
Property, plant and equipment – net	70,608	55,034	134	125,776
Special use funds	6,050	2,648	—	8,698
Investment in equity method investees	—	6,145	11	6,156
Prepaid benefit costs	1,853	5	254	2,112
Regulatory assets	4,343	226	232	4,801
Derivatives	14	1,766	10	1,790
Goodwill	2,965	2,114	12	5,091
Other	640	6,817	247	7,704
Total other assets	86,473	74,755	900	162,128
TOTAL ASSETS	$91,469	$83,145	$2,875	$177,489
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$2,374	$—	$2,276	$4,650
Other short-term debt	255	—	—	255
Current portion of long-term debt	1,665	1,031	4,205	6,901
Accounts payable	977	7,547	(20)	8,504
Customer deposits	610	28	—	638
Accrued interest and taxes	661	380	(71)	970
Derivatives	9	813	23	845
Accrued construction-related expenditures	486	1,375	—	1,861
Regulatory liabilities	335	4	1	340
Other	704	1,908	387	2,999
Total current liabilities	8,076	13,086	6,801	27,963
Other liabilities and deferred credits:
Long-term debt	23,609	10,795	27,001	61,405
Asset retirement obligations	2,143	1,260	—	3,403
Deferred income taxes	8,542	3,776	(2,176)	10,142
Regulatory liabilities	9,893	156	—	10,049
Derivatives	6	2,224	511	2,741
Other	365	2,100	297	2,762
Total other liabilities and deferred credits	44,558	20,311	25,633	90,502
TOTAL LIABILITIES	52,634	33,397	32,434	118,465
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	1,256	—	1,256
EQUITY
Common stock	1,373	—	(1,352)	21
Additional paid-in capital	23,470	14,154	(20,259)	17,365
Retained earnings	13,992	24,115	(7,872)	30,235
Accumulated other comprehensive loss	—	(77)	(76)	(153)
Total common shareholders' equity	38,835	38,192	(29,559)	47,468
Noncontrolling interests	—	10,300	—	10,300
TOTAL EQUITY	38,835	48,492	(29,559)	57,768
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$91,469	$83,145	$2,875	$177,489

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$4,543	$1,051	$104	$5,698
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,827	2,577	58	5,462
Nuclear fuel and other amortization	172	94	33	299
Unrealized losses (gains) on marked to market derivative contracts – net	—	(66)	(426)	(492)
Unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds – net	—	(107)	—	(107)
Foreign currency transaction losses (gains)	—	—	(85)	(85)
Deferred income taxes	602	377	329	1,308
Cost recovery clauses and franchise fees	1,016	—	—	1,016
Equity in losses (earnings) of equity method investees	—	267	(21)	246
Distributions of earnings from equity method investees	—	788	23	811
Losses (gains) on disposal of businesses, assets and investments - net	(1)	(523)	9	(515)
Recoverable storm-related costs	(676)	—	—	(676)
Other – net	(14)	63	86	135
Changes in operating assets and liabilities:
Current assets	262	(283)	(361)	(382)
Noncurrent assets	(167)	(63)	(243)	(473)
Current liabilities	(23)	320	470	767
Noncurrent liabilities	(35)	32	251	248
Net cash provided by (used in) operating activities	8,506	4,527	227	13,260
Cash Flows From Investing Activities
Capital expenditures of FPL	(7,992)	—	—	(7,992)
Independent power and other investments of NEER	—	(16,215)	—	(16,215)
Nuclear fuel purchases	(222)	(177)	—	(399)
Other capital expenditures	—	—	(123)	(123)
Proceeds from the sale of Florida City Gas business	—	—	—	—
Sale of independent power and other investments of NEER	—	2,659	—	2,659
Proceeds from sale or maturity of securities in special use funds and other investments	3,628	1,526	291	5,445
Purchases of securities in special use funds and other investments	(3,801)	(1,228)	(594)	(5,623)
Other – net	3	(97)	78	(16)
Net cash used in investing activities	(8,384)	(13,532)	(348)	(22,264)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	3,205	7,971	13,593	24,769
Retirements of long-term debt	(1,721)	(2,381)	(6,011)	(10,113)
Proceeds from differential membership investors	—	2,257	—	2,257
Payments to differential membership investors	—	(740)	—	(740)
Net change in commercial paper	(944)	—	(2,036)	(2,980)
Proceeds from other short-term debt	—	217	6,358	6,575
Repayments of other short-term debt	(255)	—	(6,358)	(6,613)
Payments from (to) related parties under a cash sweep and credit support agreement – net	—	(1,371)	—	(1,371)
Issuances of common stock/equity units – net	—	—	(47)	(47)
Dividends on common stock	—	—	(4,235)	(4,235)
Dividends & capital distributions from (to) parent – net	(300)	2,712	(2,412)	—
Other – net	(46)	(263)	(193)	(502)
Net cash provided by (used in) financing activities	(61)	8,402	(1,341)	7,000
Effects of currency translation on cash, cash equivalents and restricted cash	—	(14)	—	(14)
Net increase (decrease) in cash, cash equivalents and restricted cash	61	(617)	(1,462)	(2,018)
Cash, cash equivalents and restricted cash at beginning of year	72	1,625	1,723	3,420
Cash, cash equivalents and restricted cash at end of year	$133	$1,008	$261	$1,402

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2023	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$4,552	$2,530	$(800)	$6,282
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,789	2,009	81	5,879
Nuclear fuel and other amortization	158	83	31	272
Unrealized losses (gains) on marked to market derivative contracts – net	—	(2,273)	324	(1,949)
Unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds – net	—	(159)	—	(159)
Foreign currency transaction losses (gains)	—	(3)	95	92
Deferred income taxes	(161)	1,002	(133)	708
Cost recovery clauses and franchise fees	1,104	—	—	1,104
Equity in losses (earnings) of equity method investees	—	649	(1)	648
Distributions of earnings from equity method investees	—	712	—	712
Losses (gains) on disposal of businesses, assets and investments - net	(407)	(122)	(1)	(530)
Recoverable storm-related costs	(399)	—	—	(399)
Other – net	(27)	(38)	99	34
Changes in operating assets and liabilities:
Current assets	(200)	411	(153)	58
Noncurrent assets	(185)	(143)	(80)	(408)
Current liabilities	60	(1,010)	(159)	(1,109)
Noncurrent liabilities	12	(109)	163	66
Net cash provided by (used in) operating activities	8,296	3,539	(534)	11,301
Cash Flows From Investing Activities
Capital expenditures of FPL	(9,302)	—	—	(9,302)
Independent power and other investments of NEER	—	(15,565)	—	(15,565)
Nuclear fuel purchases	(98)	(87)	—	(185)
Other capital expenditures	—	—	(61)	(61)
Proceeds from the sale of Florida City Gas business	924	—	—	924
Sale of independent power and other investments of NEER	—	1,883	—	1,883
Proceeds from sale or maturity of securities in special use funds and other investments	3,730	990	155	4,875
Purchases of securities in special use funds and other investments	(3,754)	(1,440)	(732)	(5,926)
Other – net	(15)	(514)	419	(110)
Net cash used in investing activities	(8,515)	(14,733)	(219)	(23,467)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	5,678	3,532	4,647	13,857
Retirements of long-term debt	(1,548)	(618)	(5,812)	(7,978)
Proceeds from differential membership investors	—	2,745	—	2,745
Payments to differential membership investors	—	(75)	—	(75)
Net change in commercial paper	665	—	2,276	2,941
Proceeds from other short-term debt	55	—	1,925	1,980
Repayments of other short-term debt	—	(38)	(2,575)	(2,613)
Payments from (to) related parties under a cash sweep and credit support agreement – net	—	1,213	—	1,213
Issuances of common stock/equity units – net	—	—	4,514	4,514
Dividends on common stock	—	—	(3,782)	(3,782)
Dividends & capital distributions from (to) parent – net	(4,545)	3,863	682	—
Other – net	(72)	(332)	(249)	(653)
Net cash provided by (used in) financing activities	233	10,290	1,626	12,149
Effects of currency translation on cash, cash equivalents and restricted cash	—	(4)	—	(4)
Net increase (decrease) in cash, cash equivalents and restricted cash	14	(908)	873	(21)
Cash, cash equivalents and restricted cash at beginning of year	58	2,533	850	3,441
Cash, cash equivalents and restricted cash at end of year	$72	$1,625	$1,723	$3,420

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-To-Date
2023 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.04	$1.38	$0.60	$0.59	$3.60

FPL – 2023 Earnings Per Share	$0.53	$0.57	$0.58	$0.56	$2.24
New investment growth	0.05	0.04	0.04	0.04	0.17
Change in regulatory ROE	—	—	—	(0.06)	(0.06)
Gain on disposal of a business	—	—	—	(0.15)	(0.15)
Other and share dilution	(0.01)	(0.01)	0.01	0.02	0.01
FPL – 2024 Earnings Per Share	$0.57	$0.60	$0.63	$0.41	$2.21

NEER – 2023 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$0.72	$0.72	$(0.11)	$0.43	$1.75
New investments	0.15	0.12	0.15	0.06	0.48
Existing clean energy	(0.02)	0.06	—	(0.01)	0.03
Gas infrastructure	(0.01)	(0.07)	0.01	(0.03)	(0.08)
Customer supply	0.04	(0.03)	(0.10)	0.05	(0.04)
Non-qualifying hedges impact	(0.31)	(0.48)	0.14	(0.25)	(0.86)
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	0.01	(0.03)	0.07	(0.07)	(0.02)
XPLR Infrastructure, LP investment gains – net	(0.01)	0.01	0.44	(0.37)	0.06
Impairment charges related to investment in Mountain Valley Pipeline	0.01	0.01	—	—	0.02
Other, including interest expense, corporate general and administrative expenses, other investment income and share dilution	(0.11)	(0.04)	(0.01)	(0.02)	(0.22)
NEER – 2024 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$0.47	$0.27	$0.59	$(0.21)	$1.12

Corporate and Other – 2023 Earnings (Loss) Per Share	$(0.21)	$0.09	$0.13	$(0.40)	$(0.39)
Non-qualifying hedges impact	0.28	(0.19)	(0.45)	0.81	0.44
Other, including interest expense and share dilution	(0.01)	0.02	—	(0.03)	(0.01)
Corporate and Other – 2024 Earnings (Loss) Per Share	$0.06	$(0.08)	$(0.32)	$0.38	$0.04

2024 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.10	$0.79	$0.90	$0.58	$3.37

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

The sum of the quarterly amounts may not equal the total for the year due to rounding.

Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution):
			2014	2021	2024
Earnings Per Share (assuming dilution ) Attributable to NextEra Energy, Inc.			$1.40	$1.81	$3.37
Net losses (gains) associated with non-qualifying hedges			(0.18)	1.04	(0.45)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net			—	(0.14)	(0.05)
Gain associated with Maine fossil			(0.01)	—	—
Differential membership interests – related			—	0.07	—
XPLR Infrastructure, LP investment gains – net			—	(0.02)	0.55
Operating loss of Spain solar projects			0.02	—	—
Less related income tax expense (benefit)			0.10	(0.21)	0.01
Adjusted Earnings Per Share			$1.33	$2.55	$3.43